Exhibit 10.14

DIRECTOR/OFFICER INDEMNIFICATION AGREEMENT

Indemnification Agreement (this “Agreement”), dated as of ___________, ____ between OP BANCORP, a California corporation (the “Company”), and ____________________ (“Indemnitee”).

RECITALS

A.      Indemnitee is a director and/or officer of the Company and in such capacity is performing valuable services to the Company.

B.      Competent and experienced persons are reluctant to serve or to continue to serve as directors and officers of corporations or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities on behalf of the corporation.

C.      The Board of Directors of the Company (the “Board of Directors”) has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons to serve as directors and officers of the Company, that this situation is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of adequate protection in the future.

D.      Indemnitee’s willingness to continue to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her to the fullest extent permitted by the laws of the State of California and upon the other undertakings set forth in this Agreement.

E.      The Company’s Amended and Restated Articles of Incorporation (“Articles”) and Bylaws, as amended, (“Bylaws”), provide for the indemnification of the directors of the Company to the fullest extent permitted by applicable law, including the California Corporations Code (“CCC”).

F.      The Bylaws and the CCC specifically provide that they are not exclusive and thereby contemplate that contracts may be entered into between the Company and the members of the Board of Directors and its officers with respect to indemnification of such directors and officers.

G.      This Agreement is a supplement to and in furtherance of the Articles and Bylaws, and the CCC, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

(A)     As used in this Agreement:

“agent” shall mean any person who is or was a director, officer, or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

“Change in Control” shall be deemed to have occurred upon the earliest to occur after the date of this Agreement of any of the following events: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of the Board, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities (provided that as used in this clause (ii), the term “person” shall exclude the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); (iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 51% of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving or resulting entity; (iv) all or substantially all the assets of the Company are sold or otherwise disposed of in a transaction or series of related transactions; (v) the approval by the shareholders of the Company of a complete liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or (vi) the individuals who on the date hereof constitute the Board (including, for this purpose, any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved) cease for any reason to constitute at least a majority of the members of the Board of Directors.

“Corporate Status” means the status of a person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.

“Enterprise” means the Company and any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all costs and expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement) incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or in connection with seeking indemnification under this Agreement. Expenses shall include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding or any claim, issue or matter therein; provided that Liabilities shall not include any Expenses.

“person” means an individual, corporation, partnership, limited liability company, association, trust, natural person or any other entity or organization.

“Proceeding” includes any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism or an inquiry, investigation or administrative hearing), whether civil, criminal, administrative or investigative (whether formal or informal) in nature (including any appeal therefrom) and whether instituted by or on behalf of the Company or any other party, in any such case, in which Indemnitee was, is or may be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee or by reason of any action taken (or failure to act) by Indemnitee or on Indemnitee’s part while serving in any Corporate Status (in each case, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement), or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding.

(B)    For the purposes of this Agreement:

References to the “Company” shall include, in addition to the surviving or resulting corporation in any merger or consolidation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another entity, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the surviving or resulting corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

References to “director, officer, employee or agent” shall include, but not be limited to, a trustee, general partner, managing member, fiduciary or board of directors’ committee member.

References to “serving at the request of the Company” shall include, but not be limited to, any service as a director, officer, employee or agent of the Company or any other entity which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto.

ARTICLE 2

SERVICES BY INDEMNITEE; APPLICABILITY TO EARLIER ACTS

Section 2.1    Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director and/or officer of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed or his or her employment is terminated. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. This Agreement shall continue in force after Indemnitee has ceased to serve as a director/officer of the Company in accordance with its terms.

Section 2.2    Applicability to Earlier Acts. This Agreement shall be effective as of the date set forth on the first page, and this Agreement applies to any Liabilities, that occurred prior to or after such date if Indemnitee was an officer, director, employee or agent of Company, or was serving at the request of Company as a director, officer, employee or agent for another Enterprise, at the time such Liabilities occurred.

ARTICLE 3

INDEMNIFICATION

Section 3.1    General. Except as otherwise provided in this Article 3, if Indemnitee was, is or becomes a party to, or was or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding, the Company will indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, interpreted or replaced (but in the case of any such amendment, interpretation or replacement, only to the extent that such amendment, interpretation or replacement permits the Company to provide broader indemnification rights than were permitted prior thereto), against any and all Expenses and Liabilities, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are paid or incurred by Indemnitee in connection with such Proceeding. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by Section 317 of the CCC or any Section that replaces or succeeds Section 317 of the CCC with respect to such matters and any applicable Federal or State banking law, statute rule or regulation. The indemnification provided for in this Section 3.1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, employee, agent or controlling person of the Indemnitee.

Section 3.2    Indemnification of Successful Party. To the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to each such successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 3.2 and without limitation, the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, settlement or plea of nolo contendre with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter.

Section 3.3    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Company will indemnify Indemnitee against all Expenses paid or incurred by Indemnitee on his or her behalf in connection therewith.

Section 3.4    Exclusions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated under this Agreement to indemnify in connection with:

(a)    Any claim made against Indemnitee for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(b)    For an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute, provided that the foregoing shall not relieve the Company of its obligations to provide for advance of Expenses in accordance with Section 4.1 unless the party making the determination of entitlement to indemnification pursuant to Article 5 of this Agreement reasonably determines that Indemnitee clearly violated Section 16(b) and must disgorge the profits to the corporation. Notwithstanding anything to the contrary stated or implied in this Section 3.4(b), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws;

(c)    Except as contemplated by Section 6.2, any action, suit or other proceeding (or part thereof) initiated by Indemnitee (including any such action, suit or other proceeding (or part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees), unless (i) the Board of Directors authorized the action, suit or other proceeding (or part thereof) prior to its initiation (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) unless the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control);

(d)    Any claim, issue or matter in a Proceeding by or in the right of the Company to procure a judgment in its favor as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall determine; or

(e)    Any claim, issue or matter in a with respect to which indemnification or reimbursement is prohibited by Section 18(k) of the Federal Deposit Insurance Act and part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations and any successor regulations thereto.

ARTICLE 4

ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS

Section 4.1    Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, any Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding within 30 days after receipt by the Company of a written request for advancement of expenses, which request may be delivered to the Company at such time and from time to time (whether prior to or after final disposition of any such Proceeding). Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement, the Articles, or Bylaws, or applicable laws. Any such advances shall be made on an unsecured basis and be interest free. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. This Section 4.1 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3.4 of this Agreement. The Company’s obligations under this Section 4.1 shall continue until final disposition of any Proceeding, including any appeal.

Section 4.2    Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all amounts advanced by the Company pursuant to Section 4.1 if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Notwithstanding the foregoing, if Indemnitee seeks a judicial adjudication or an arbitration pursuant to Section 6.1(a), Indemnitee shall not be required to reimburse the Company pursuant to this Section 4.2 until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.

ARTICLE 5

PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

Section 5.1    Request For Indemnification.

(a)    Indemnitee shall notify the Company in writing as soon as reasonably practicable (i) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or (ii) if the Company has not been previously notified, after receipt of written notice of any other matter with respect to which Indemnitee intends to seek indemnification or advancement of expenses under Section 3.1 and Section 4.1. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company.

(b)    Indemnitee may deliver to the Company a written request for indemnification pursuant to this Agreement. Subject to Section 5.2(e), such request may be delivered from time to time as Indemnitee deems appropriate in his or her sole discretion.

Section 5.2    Determination of Right to Indemnification.

(a)    Upon written request for indemnification by Indemnitee with respect to a proceeding, a determination (if required by applicable law) shall be made with respect to Indemnitee’s entitlement thereto. If a Change in Control shall not have occurred, such determination shall be made (i) by a majority vote of a quorum consisting of the Disinterested Directors, (ii) if there is no quorum of Disinterested Director or the quorum of Disinterested Directors so direct, by Independent Counsel or (iii) if so directed by the Board, by the shareholders of the Company. If a Change in Control shall have occurred, such determination shall be made by Independent Counsel. Any determination made by Independent Counsel pursuant to this Section 5.2(a) shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate with the person or persons making such determination including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)    If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 5.2(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the party receiving the notice may, within 10 days after receipt thereof, deliver to the other a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a proper and timely objection is made, the counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6.1, an arbitration) has determined that such objection is without merit. If, within 20 days after receipt by the Company of a request for indemnification pursuant to Section 5.1(b), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6.1, an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section and to indemnify such person against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for gross negligence or willful misconduct.

(c)    The person, persons or entity chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination. Nothing in this Agreement shall require any determination of entitlement to indemnification to be made prior to the final disposition of any Proceeding.

(d)    If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

(e)    Indemnitee will be required to submit any request for Indemnification pursuant to this Article 5 within a reasonable time, not to exceed 2 years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the two year period).

Section 5.3    Presumptions and Burdens of Proof; Effect of Certain Proceedings.

(a)    In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall, to the fullest extent not prohibited by law, be entitled to a presumption that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.1, and anyone seeking to overcome this presumption shall, to the fullest extent not prohibited by law, have the burden of proof and of persuasion. If making a determination with respect to entitlement to indemnification hereunder which under this Agreement, the Articles, Bylaws or applicable law requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, the person, persons or entity making such determination will presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption will have the burden of proof and of persuasion.

(b)    The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not satisfy any applicable standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

(c)    For purposes of any determination of good faith, to the fullest extent permitted by law, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, as applicable, including financial statements, or on information supplied to Indemnitee by the officers of such entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant, appraiser or other expert selected with reasonable care by such entity. The provisions of this Section 5.3(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met any applicable standard of conduct to be indemnified pursuant to this Agreement.

(d)    The knowledge or actions or failure to act of any director, officer, employee or agent of the Enterprise other than Indemnitee shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(e)    If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after the Company’s receipt of Indemnitee’s notice of request for indemnification as provided in Section 5.2(a), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 5.1(b) and Section 5.2(a) or an omission of a material fact necessary in order to make the information provided not misleading, or (ii) a prohibition of such indemnification under applicable law; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto. Provided, further, that the foregoing provisions of this Section 5.3(e) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 5.2(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2(b) of this Agreement.

ARTICLE 6

REMEDIES OF INDEMNITEE

Section 6.1    Adjudication or Arbitration.

(a)    Indemnitee shall be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association) of any determination pursuant to Section 5.2 that Indemnitee is not entitled to indemnification under this Agreement, or of any determination that Indemnitee is not entitled to advancement of Expenses pursuant to Article 4. Any such adjudication shall be conducted in all respects as de novo trial or arbitration on the merits, and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of Expenses, be a defense or otherwise adversely affect Indemnitee. In any such judicial proceeding or arbitration, the provisions of Section 5.3 (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.

(b)    Indemnitee shall also be entitled to adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through arbitration as described above) of any other disputes under this Agreement.

(c)    If a determination shall have been made pursuant to Section 5.2 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.1, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 5.1 and Section 5.2(a) or an omission of a material fact necessary in order to make the information provided not misleading, or a prohibition of such indemnification under applicable law.

(d)    In connection with any judicial proceeding or arbitration commenced pursuant to this Section 6.1, the Company shall, to the fullest extent not prohibited by law, not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

Section 6.2    Expenses if Indemnitee Seeks Adjudication. In the event that Indemnitee, pursuant to this Article 6, seeks a judicial adjudication or arbitration of his or her rights under, or to recover damages for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Articles or By-laws, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies maintained by the Company, the Company will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Company will (within 5 days after receipt by the Company of the written request therefor), advance such as Expense, to the fullest extent permitted by law.

ARTICLE 7

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Section 7.1    Company Insurance. Subject to Section 7.3, for the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance as of the date of this Agreement. The minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A-VI.

Section 7.2    Notice to Insurers. If, at the time of receipt by the Company of a notice from any source of a Proceeding as to which Indemnitee is a party or participant, the Company will give notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Company will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Company and such insurers related thereto. The Company will thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

Section 7.3    Insurance Not Required. Notwithstanding Section 7.1, the Company will have no obligation to obtain or maintain the insurance contemplated by Section 7.1 if the Board of Directors determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company will promptly notify Indemnitee of any such determination not to provide insurance coverage. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a period of 6 years thereafter, which policies shall be placed by the insurance broker who initially placed each respective policy then in place at the time of such Change in Control.

ARTICLE 8

DEFENSE OF PROCEEDINGS

Section 8.1    Company Assuming the Defense. Subject to Section 8.2 below, in the event the Company is obligated to pay in advance the Expenses of any Proceeding pursuant to Article 4, the Company will be entitled, by written notice to Indemnitee, to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval will not be unreasonably withheld. The Company will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to Indemnitee notifying Indemnitee of the Company’s election to assume such defense, and Indemnitee will be required, within 10 days following Indemnitee’s receipt of such notice, to inform the Company of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Company will identify alternative counsel, which counsel will also be subject to approval by Indemnitee in accordance with the procedure described in the prior sentence. To the fullest extent permitted by law and subject to the other provisions of this Agreement, Company’s assumption of the defense of an action, suit, claim or proceeding in accordance with this Section 8.1 will constitute an irrevocable acknowledgment by Company that all Liabilities and Expenses actually and reasonably incurred by or for the account of Indemnitee in connection therewith are indemnifiable by Company under Section 3.1.

Section 8.2    Right of Indemnitee to Employ Counsel. Following approval of counsel by Indemnitee pursuant to Section 8.1 and retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that if, under applicable laws and rules of attorney professional conduct, there exists a potential, but not actual, conflict of interest between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of the defense or representation by such counsel retained by the Company and Indemnitee, the Company’s indemnification and expense advancement obligations to Indemnitee under this Agreement shall include reasonable legal fees and reasonable costs incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the litigation; provided, further, that if such counsel retained by Indemnitee reasonably concludes that there is an actual conflict between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of such defense or representation by such counsel retained by the Company, such counsel may assume Indemnitee’s defense in such proceeding and the Company will be liable for the fees and expenses of such counsel. The existence of an actual or potential conflict, and whether any such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law.

Section 8.3    Company Not Entitled to Assume Defense. Notwithstanding Section 8.1, the Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or any Proceeding as to which Indemnitee has reasonably made the conclusion concerning an actual conflict to interest described in Section 8.2.

ARTICLE 9

SETTLEMENT

Section 9.1    Company Bound by Provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, which consent shall not be unreasonably withheld.

Section 9.2    When Indemnitee’s Prior Consent Required. The Company will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or a Liability for which Indemnitee is not wholly indemnified hereunder, or (ii) with respect to any Proceeding with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding.

ARTICLE 10

MISCELLANEOUS

Section 10.1    Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Articles or Bylaws, any other agreement, any vote of shareholders or resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the CCC, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall be entitled under this Agreement to the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 10.2    Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company).

Section 10.3    No Duplication Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 10.4    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on his or her behalf, whether for Liabilities and/or Expenses in connection with a Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or other proceeding in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or the relative fault of the Company (and its directors, officers, employees and agents other than the Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s). To the fullest extent permitted by law, the Company will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee for any Liability or Expense arising from a Proceeding.

Section 10.5    Information. If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, to the extent permitted by applicable law, the Company shall share with Indemnitee any information it has furnished to any third parties concerning the investigation provided that, in the case of an officer, Indemnitee continues to serve as an officer of the Company at the time such information is so furnished.

Section 10.6    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Section 10.7    Amendment. This Agreement may not be modified, supplemented, or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 10.8    Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 10.9    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein and supersedes all prior oral or written understandings or agreements with respect to the matters covered herein (including any indemnification agreements entered into between the Company and Indemnitee before the date of this Agreement). This Section 10.9 shall not be construed to limit any other rights Indemnitee may have preserved in Section 10.1.

Section 10.10    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 10.11    Duration of Agreement. This Agreement will continue until and terminate upon the latest of (a) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an advancement of Expenses under this Agreement, (b) 10 years after the date that Indemnitee has ceased to serve as a director or officer of the Company or as a director, officer, employee, partner, member, manager, fiduciary or agent of any other Enterprise which Indemnitee served at the request of the Company, or (c) if, at the later of the dates referred to in (a) and (b) above, there is pending a Proceeding in respect of which Indemnitee is granted rights of indemnification or the right to an advancement of Expenses under this Agreement or a Proceeding commenced by Indemnitee pursuant to Article 6 of this Agreement, one year after the final termination of such Proceeding, including any and all appeals.

Section 10.12    Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the addresses set forth on the signature page of this Agreement (or to such other address as any party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 10.13    Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court siting in San Francisco, California having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 10.14    Assignment; Binding Effect; Third Party Beneficiaries.

(a)    No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed invalid and not binding on such other parties; provided, however, that the Company may assign all (but not less than all) of its rights, obligations and interests hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Company by purchase, merger, consolidation or otherwise and will cause such successor to be bound by and expressly assume the terms and provisions hereof.

(b)    All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives.

(c)    There are no third party beneficiaries having rights under or with respect to this Agreement.

(d)    The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)    The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to any indemnifiable event hereunder even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

Section 10.15    Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflict of laws rules.

Section 10.16    Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 10.17    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 10.18    Reference to Law; Use of Certain Terms. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Time is of the essence in the performance of this Agreement.

[Signature page(s) follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

OP BANCORP,
a California corporation

By:

Name:

Title:

Address:

Attention:

[INDEMNITEE]

Name:

Address:

Facsimile:

SIGNATURE PAGE TO DIRECTOR/OFFICER INDEMNIFICATION AGREEMENT

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